Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS 35% GROWTH IN FIRST-QUARTER

NET EARNINGS PER DILUTED SHARE TO $0.50

———————————

SAME-CENTER REVENUES INCREASE 5%

———————————

RAISES 2012 EARNINGS GUIDANCE TO RANGE OF

$1.97 TO $2.01 PER DILUTED SHARE

NASHVILLE, Tenn. ─ (April 24, 2012) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2012.  Revenues for the quarter increased 30% to $230.2 million from $177.7 million for the first quarter of 2011. Net earnings from continuing operations attributable to AmSurg common shareholders rose 35% to $15.7 million for the first quarter of 2012 from $11.6 million for the first quarter last year.  Net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 35% to $0.50 for the latest quarter from $0.37 for the first quarter of 2011.

            “We are pleased to report that AmSurg produced stronger than expected profitable growth for the first quarter of 2012,” said Mr. Holden.  “Our revenue growth was driven by a 5% increase in same-center revenues and the addition of 27 centers during 2011, consisting of 26 acquired centers and one de novo center. We also acquired two additional centers during the first quarter of 2012, one of which we combined with an existing center.  We added two centers to our discontinued operations during the first quarter and at the end of the quarter, we had one center under development, which is expected to open in the second quarter of 2012, and one center under letter of intent.

            “Our 5% increase in same-center revenues, which is our best quarterly same-center performance since 2007, was better than anticipated.  While milder weather during the quarter, compared with the first quarter of 2011, accounted for an estimated two percentage points of this increase, we are encouraged by the improved demand evident in these results.

            “Net cash flows from operating activities increased 35% for the first quarter to $69.1 million from $51.3 million for the first quarter of 2011.  Excluding distributions to noncontrolling interests, net cash flows from operations grew 55% to $30.1 million for the first quarter this year from $19.4 million for the first quarter of 2011.  Excluding distributions to noncontrolling interests, our cash flow was 1.9 times net earnings from continuing operations attributable to AmSurg common shareholders and fully funded our maintenance capital expenditures for the first quarter, as well as $9.9 million in acquisition expenditures and net

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

repayments of $11.2 million in long-term debt.  As a result, the ratio of total debt to EBITDA, as calculated under our credit agreement, was 2.8 at March 31, 2012, compared with 2.9 at December 31, 2011.  In addition, cash and cash equivalents increased to $44.3 million at the end of the first quarter of 2012 from $40.7 million at December 31, 2011, and our availability under our revolving credit facility at March 31, 2012 was $107.5 million.  Based on our financial position at the end of the first quarter and our expectations for continued substantial cash flow during 2012, we believe we are well positioned to fund our planned growth for the year.  In addition, we note that the Board has today renewed its authorization of the Company’s $40 million stock repurchase plan through November 1, 2013.

            “Due to our stronger than expected financial results for the first quarter of 2012, we today increase our guidance for full-year 2012 and establish our guidance for the second quarter of 2012, as follows:

•         Revenues in a range of $905 million to $925 million compared with the previous range of $900 million to $920 million.

•         Same-center revenue increase of 1% to 3% for 2012, up from the prior range of 0% to 2%.

•         Center acquisitions for 2012 that generate annualized operating income in a range of $25 million to $29 million, including approximately $2 million from centers acquired in the first quarter.

•         Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $115 million to $120 million.

•         Net earnings from continuing operations per diluted share attributable to common shareholders for 2012 in a range of $1.97 to $2.01 compared with the prior range of $1.95 to $1.99.

•         Net earnings from continuing operations per diluted share attributable to common shareholders for the second quarter of 2012 in a range of $0.49 to $0.51.”

            Mr. Holden concluded, “As we celebrate the 20th anniversary of AmSurg’s founding in April 1992, we are encouraged by the strength of our first-quarter performance.  We believe this performance puts us on a path to achieve our first year of double-digit growth in revenues and earnings since 2008, although we remain cautious of the potential impact of the uncertain economic environment, continuing high unemployment and the ultimate resolution of healthcare reform legislation.  This expectation is primarily based on our improved same-center revenue performance and the record number of acquisitions we completed during 2011, which generally were larger and more weighted to multi-specialty centers than our previous center mix.  With the majority of these centers added after the beginning of September 2011, we expect a significantly favorable impact from their full-year operations for 2012.  In addition, we will continue to benefit from the absence of headwinds from revisions in the Medicare payment system for the first time since 2007, the negative impact of which was compounded by the economic downturn.

            “We believe that our prospects for long-term growth continue to strengthen.  In addition to significant industry growth prospects based on favorable demographics, expanding access, a large underserved population and increasing lifestyle risks such as obesity, freestanding ASCs

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

are increasingly recognized as providing high quality care in the lowest cost modality.  We are well positioned to leverage these positive industry dynamics as the operator of the largest number of ASCs in the country.  We also have an excellent record of successful center acquisitions in a consolidating, highly fragmented industry.  As the only public company primarily focused on the ASC industry, we believe we have a stronger financial position and greater access to capital than our industry peers.

            “The foundation of this strong competitive position is our focused development of a physician-centric culture based on continually enhancing the value proposition we provide in support of physicians.  Through our commitment to being the strategic partner of choice for our affiliated physicians, we have emerged from the headwinds of the past four years well positioned to leverage more favorable conditions to re-establish a record of long-term growth more consistent with our results throughout our 20-year history.”

          The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

            AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

            This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; adverse impacts on the Company’s business associated with current and future economic conditions; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

investigation; uncertainties regarding the impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; potential liability relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission.  Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At March 31, 2012, AmSurg owned and operated 227 centers and had one center under development.

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
Statement of Earnings Data:	2012	2011

Revenues	$230,211	$177,726
Operating expenses:
Salaries and benefits	72,453	55,253
Supply cost	32,217	22,480
Other operating expenses	47,409	37,760
Depreciation and amortization	7,375	5,913
Total operating expenses	159,454	121,406
Equity in earnings of unconsolidated affiliates	395	-
Operating income	71,152	56,320
Interest expense	4,269	3,942
Earnings from continuing operations before income taxes	66,883	52,378
Income tax expense	10,941	8,267
Net earnings from continuing operations	55,942	44,111
Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax	(110)	698
Loss on disposal of discontinued interests in surgery centers, net of income tax	(893)	(181)
Net (loss) earnings from discontinued operations	(1,003)	517
Net earnings	54,939	44,628
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	40,223	32,506
Net (loss) earnings from discontinued operations	(60)	429
Total net earnings attributable to noncontrolling interests	40,163	32,935
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$11,693
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$15,719	$11,605
Discontinued operations, net of income tax	(943)	88
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$11,693

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.51	$0.38
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.03)	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.48	$0.38
Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.50	$0.37
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.03)	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.47	$0.38

Weighted average number of shares and share equivalents (000's):
Basic	30,619	30,420
Diluted	31,401	31,024

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months
	Ended March 31,
Operating Data:	2012	2011

Continuing centers in operation at end of period (consolidated)	225	201
Continuing centers in operation at end of period (unconsolidated)	2	-
Average number of continuing centers in operation (consolidated)	224	201
New centers added during the period	1	1
Centers discontinued during the period	2	2
Centers under development/not opened at end of period	1	1
Centers under letter of intent at end of period	1	7
Average revenue per consolidated center	$1,026	$886
Same center revenues increase	5%	0%
Procedures performed during the period at consolidated centers	382,550	318,270
Income tax expense attributable to noncontrolling interests	$212	$129

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$15,719	$11,605
Add: income tax expense	10,941	8,267
Add: interest expense, net	4,269	3,942
Add: depreciation and amortization	7,375	5,913
EBITDA	$38,304	$29,727

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	March 31,	December 31,
Balance Sheet Data:	2012	2011

Assets

Current assets:
Cash and cash equivalents	$44,320	$40,718
Accounts receivable, net of allowance of $22,753 and $18,844, respectively	94,500	93,454
Supplies inventory	14,897	15,039
Deferred income taxes	1,270	2,129
Prepaid and other current assets	22,393	21,875
Total current assets	177,380	173,215

Property and equipment, net	143,076	144,558
Investments in unconsolidated affiliates and long-term notes receivable	11,966	10,522
Goodwill	1,240,422	1,229,298
Intangible assets, net	14,826	15,425

Total assets	$1,587,670	$1,573,018

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$10,139	$10,800
Accounts payable	17,739	19,746
Current income taxes payable	2,948	1,796
Accrued salaries and benefits	20,207	22,224
Other accrued liabilities	9,288	9,088
Total current liabilities	60,321	63,654

Long-term debt	437,419	447,963
Deferred income taxes	121,910	114,167
Other long-term liabilities	26,632	28,131
Commitments and contingencies
Noncontrolling interests - redeemable	174,834	170,636
Preferred stock, no par value, 5,000,000 shares authorized, no shares issued or outstanding	-	-

Equity:
Common stock, no par value, 70,000,000 shares authorized, 31,541,377 and 31,283,772 shares oustanding, respectively	172,919	173,187
Retained earnings	457,834	443,058
Total AmSurg Corp. equity	630,753	616,245
Noncontrolling interests - non-redeemable	135,801	132,222
Total equity	766,554	748,467

Total liabilities and equity	$1,587,670	$1,573,018

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months
	Ended March 31,
Statement of Cash Flow Data:	2012	2011

Cash flows from operating activities:
Net earnings	$54,939	$44,628
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	7,375	5,913
Net loss on sale of long-lived assets	599	102
Share-based compensation	1,792	1,593
Excess tax benefit from share-based compensation	(79)	(542)
Deferred income taxes	8,722	5,646
Equity in earnings of unconsolidated affiliates, net	(395)	-
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(1,119)	(1,244)
Supplies inventory	177	(74)
Prepaid and other current assets	(633)	1,362
Accounts payable	(1,693)	(2,147)
Accrued expenses and other liabilities	(985)	(4,392)
Other, net	445	435
Net cash flows provided by operating activities	69,145	51,280

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(9,857)	(3,695)
Acquisition of property and equipment	(6,046)	(4,344)
Proceeds from the sale of interests in surgery centers	-	3,366
Net cash flows used by investing activities	(15,903)	(4,673)

Cash flows from financing activities:
Proceeds from long-term borrowings	19,600	15,620
Repayment on long-term borrowings	(30,877)	(24,776)
Distributions to noncontrolling interests	(39,009)	(31,863)
Proceeds from issuance of common stock upon exercise of stock options	2,521	3,597
Repurchase of common stock	(2,823)	(6,185)
Capital contributions and ownership transactions by noncontrolling interests	869	23
Excess tax benefit from share-based compensation	79	542
Financing cost incurred	-	(4)
Net cash flows used by financing activities	(49,640)	(43,046)

Net increase in cash and cash equivalents	3,602	3,561
Cash and cash equivalents, beginning of period	40,718	34,147
Cash and cash equivalents, end of period	$44,320	$37,708

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands, except per share amounts)

Presented below is certain statement of earnings and operating data for 2011, which have been restated in order to present additional discontinued operations.

				For the Year
	For the Three Months			Ended
	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2011	2011	2011	2011

Revenues	$187,522	$194,840	$222,354	$782,442
Operating expenses:
Salaries and benefits	57,127	60,496	68,822	241,698
Supply cost	23,938	25,112	31,234	102,764
Other operating expenses	40,393	43,123	49,422	170,698
Depreciation and amortization	6,133	6,531	7,447	26,024
Total operating expenses	127,591	135,262	156,925	541,184
Equity in earnings of unconsolidated affiliates	-	147	466	613
Operating income	59,931	59,725	65,895	241,871
Interest expense	3,631	3,597	4,171	15,341
Earnings from continuing operations before income taxes	56,300	56,128	61,724	226,530
Income tax expense	8,899	8,451	10,096	35,713
Net earnings from continuing operations	47,401	47,677	51,628	190,817
Net loss from discontinued operations	(1,024)	(60)	(136)	(703)
Net earnings	46,377	47,617	51,492	190,114
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	34,718	34,660	37,927	139,811
Net earnings (loss) from discontinued operations	29	(169)	17	306
Total net earnings attributable to noncontrolling interests	34,747	34,491	37,944	140,117
Net earnings attributable to AmSurg Corp. common shareholders	$11,630	$13,126	$13,548	$49,997
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$12,683	$13,017	$13,701	$51,006
Discontinued operations, net of income tax	(1,053)	109	(153)	(1,009)
Net earnings attributable to AmSurg Corp. common shareholders	$11,630	$13,126	$13,548	$49,997

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.42	$0.43	$0.45	$1.67
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.03)	-	(0.01)	(0.03)
Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.43	$0.44	$1.64
Earnings per share - diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.40	$0.42	$0.44	$1.63
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.03)	-	-	(0.03)
Net earnings attributable to AmSurg Corp. common shareholders	$0.37	$0.42	$0.43	$1.60

Weighted average number of shares and share equivalents (000's):
Basic	30,415	30,436	30,537	30,452
Diluted	31,335	31,162	31,323	31,211

-MORE-

AMSG Reports First-Quarter Results

April 24, 2012

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands, except per share amounts)

Presented below is certain statement of earnings and operating data for 2011, which have been restated in order to present additional discontinued operations.

				For the Year
	For the Three Months			Ended
	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Operating Data:	2011	2011	2011	2011

Procedures	338,331	347,369	378,229	1,382,199
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$12,683	$13,017	$13,701	$51,006
Add: income tax expense	8,899	8,451	10,096	35,713
Add: interest expense, net	3,631	3,597	4,171	15,341
Add: depreciation and amortization	6,133	6,531	7,447	26,024
EBITDA	$31,346	$31,596	$35,415	$128,084

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

-END-